EXHIBIT 10.2
Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Date:	September 17, 2026
From:	Royal Bank of Canada, as Agent (as defined below)
And from:	Computershare Advantage Trust of Canada, as Trustee (as defined below)
To:	AltaLink Investments, L.P. (“AILP”)
And to:	AltaLink Investment Management Ltd. (“AIML” and, together with AILP, collectively, the “AltaLink Parties”)
And to:	McCarthy Tétrault LLP, in its capacity as counsel to AILP (“MT”)
And to:	Osler, Hoskin & Harcourt LLP, as counsel to the Agent (“Osler” and in its capacity as escrow agent under the Escrow Agreement (as defined below) (in such capacity, the “Escrow Agent”))
Re:	Release and Discharge of Credit Agreement and Master Trust Indenture

In this release and discharge agreement (this “Agreement”) reference is made to: (1) the sixth amended and restated credit agreement made as of March 22, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among AILP, by its general partner, AIML, as borrower, AIML, as general partner, Royal Bank of Canada, as administrative agent of the lenders (in such capacity, the “Agent”), and the lenders party thereto (the “Lenders”); (2) the master trust indenture dated as of November 21, 2005 (as amended, supplemented or otherwise modified from time to time, the “Master Trust Indenture”) between AILP, by its general partner, AIML, as issuer, AIML, as general partner, and Computershare Advantage Trust of Canada (formerly BNY Trust Company of Canada), as trustee (in such capacity, the “Trustee” and, together with the Agent, collectively, the “Representatives”); (3) the letter agreement dated as of the date hereof attached hereto as Schedule A (the “Escrow Agreement”); (4) the Cdn.$350,000,000 senior pledged bond, series 2 of AILP, issued and certified on December 15, 2010 (as amended, supplemented or otherwise modified from time to time, the “Pledged Bond”) under the Master Trust Indenture, which was issued in favour of the Agent as collateral security in connection with the Credit Agreement; and (5) the bond delivery agreement dated as of December 15, 2010 (as amended, supplemented or otherwise modified from time to time, the “Bond Delivery Agreement”) among the parties to the Credit Agreement which was entered into in respect of the Pledged Bond.
The Altalink Parties have repaid all outstanding indebtedness, liabilities and other obligations owing by the AltaLink Parties to the Agent and the Lenders under, pursuant to, or in connection with the Credit Agreement, the Bond Delivery Agreement and all other documents and agreements entered into pursuant thereto or in connection therewith (excluding the Master Trust Indenture, any supplements thereto, and the Pledged Bond) (collectively, the “Credit Agreement Documents”) up to and including September 18, 2026 (collectively, the “Credit Agreement Obligations”) and the AltaLink Parties have provided notice to the Agent that the Credit Agreement Documents are to be terminated effective September 18, 2026 (the “Payout Date”).
Osler has been advised that the Altalink Parties intend to pay all legal fees outstanding to Osler in respect of the Credit Agreement Documents. If paid by wire transfer to Osler’s account listed
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in Schedule B hereto prior to 2:00 p.m. (Alberta time) (the “Required Payment Time”) on the Payout Date, the amounts necessary to be paid to Osler in respect of all legal fees outstanding are (collectively, the “Legal Fees Outstanding”):
(a)$24,704.06 in respect of current legal fees.
        Total: CAD$24,704.06
The Trustee has been advised that the Altalink Parties intend to repay all outstanding indebtedness, liabilities and other obligations (including, for certainty, all fees and expenses of the Fiscal Agents (as defined in the Master Trust Indenture)) owing by the AltaLink Parties under, pursuant to, or in connection with the Master Trust Indenture, any supplements thereto, and all other documents and agreements entered into pursuant thereto or in connection therewith (collectively, the “Master Trust Indenture Documents”) effective as of September 18, 2026 (collectively, the “Master Trust Indenture Obligations” and, together with the Credit Agreement Obligations, collectively, the “Obligations”) and the Master Trust Indenture Documents are to be terminated. If paid by wire transfer to the Trustee’s account according to the instructions attached as Schedule C hereto prior to the Required Payment Time on the Payout Date, the amounts necessary to be paid to the Trustee to repay the Master Trust Indenture Obligations which constitute all indebtedness, liabilities and other obligations owing under, pursuant to or in connection with the Master Trust Indenture and the other Master Trust Indenture Documents are (collectively, the “Master Trust Indenture Termination Amount”):
(a)$8,400.00 in respect of fees.
Total: CAD$8,400.00
The Altalink Parties represent and warrant to the other parties hereto that as of the date hereof, the only Outstanding Bond (as defined in the Master Trust Indenture) is the Pledged Bond.
The Altalink Parties each agree to indemnify and save harmless the Agent and the Lenders against all reasonable and documented claims, losses, demands, costs, expenses, actions and proceedings which the Agent may suffer or incur after the date hereof as a result of (i) performance of this Agreement by the Agent or the Lenders or any of their directors, officers or employees unless arising from its or their own violation of law, gross negligence or wilful misconduct, (ii) any obligations which, by the express terms of the Credit Agreement or the Credit Agreement Documents, survive the payment of the Credit Agreement Termination Amount and the termination of the applicable credit facilities, and (iii) for any bookkeeping, accounting or other errors in calculation of an Altalink Party’s loan account requiring an adjustment thereto in favor of the Agent or the Lenders. The Altalink Parties each agree to pay the aggregate of those amounts to the Agent forthwith upon demand by the Agent.
Effective upon:
1. 7:00 a.m. (Calgary Time) on the Payout Date:
(a)the Agent shall deliver the email contemplated by Section 3 of the Escrow Agreement (the “Escrow Release Email”) and the Pledged Bond shall be deemed to be cancelled and the Escrow Agent is hereby directed to deliver the Pledged Bond to the Trustee pursuant to Section 4 of the Escrow Agreement and in accordance with Section 2.8(e) of the Master Trust Indenture;

(b)the Credit Agreement Documents are terminated and of no further force and effect, and no party shall have any further obligations thereunder, in each case, other than those covenants, obligations or agreements that are to survive the termination thereof on an unsecured basis in accordance with their respective terms;
(c)the Agent acknowledges and agrees that the AltaLink Parties have repaid or otherwise provided for satisfaction of all of the Credit Agreement Obligations in full;
(d)all credit and loan facilities under the Credit Agreement are terminated and the AltaLink Parties will not be permitted to obtain any further loans or advances under the Credit Agreement; and
(e)the Agent (i) represents and warrants that it is authorized to enter into this Agreement for and on behalf of itself and the Lenders, that it has not sold, assigned or encumbered or granted any interest in the Pledged Bond and that it has not made any demand upon the Pledged Bond and (ii) confirms that all repayment notice requirements set forth in the Credit Agreement have been, or are deemed to be, satisfied by this Agreement.
2.receipt by the Trustee of immediately available funds equal to the Master Trust Indenture Termination Amount by no later than the Required Payment Time on the Payout Date and receipt by the Trustee of the Escrow Release Email:
(a)the Master Trust Indenture Documents are terminated and of no further force and effect, and no party shall have any further obligations thereunder, in each case, other than those contemplated by Section 12.1(a)(iii), 11.17 and Article 12 of the Master Trust Indenture, which shall survive on an unsecured basis in accordance with their respective terms;
(b)the Trustee acknowledges and agrees that the AltaLink Parties have repaid or otherwise provided for satisfaction of all of the Master Trust Indenture Obligations in full;
(c)all availability under the Master Trust Indenture to issue further bonds is terminated and the AltaLink Parties will not be permitted to issue any further bonds under the Master Trust Indenture;
(d)the Trustee represents and warrants that it is authorized to enter into this Agreement for and on behalf of itself and the other Fiscal Agents (as defined in the Master Trust Indenture);
3.termination of the Credit Agreement Documents and the Master Trust Indenture Documents as contemplated above, each party hereto hereby, subject to the indemnification obligations of the AltaLink Parties set out above:
(a)unconditionally and irrevocably fully and forever releases and discharges each other party, each of its subsidiaries and affiliates, and each of their respective shareholders, directors, officers, employees, successors and assigns from any and all known and unknown obligations, claims, demands, causes of action, actions, damages, judgments, costs, expenses, losses and liabilities, whether they exist at the present time or arise in the future of any nature and kind whatsoever, which are in any way relating to or arising from the Credit

Agreement, the Master Trust Indenture, or any other documents or agreements related thereto; and
(b)hereby authorizes and instructs the AltaLink Parties and their agent to, if applicable, remove each Representative as loss payee and additional insured (or other similar designations) under any insurance policies covering them or their assets.
Each of the parties will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. Any such acts done by a Representative will be at the expense of AILP.
This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
This Agreement is governed by and will be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.
This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. This Agreement may be signed by way of associating or otherwise appending an electronic signature or other facsimile signature of the applicable signatory and the words “execution”, “signed”, “signature”, and words of like import, each of which shall have the same legal effect, validity or enforceability as a manually executed signature.
[Signature pages follow]

DATED as of the date first written above.
ROYAL BANK OF CANADA, as Agent

	Per:	/s/ Weizhe Dong
Name: Weizhe Dong
Title: Deal Manager

Per:
Name:
Title:

COMPUTERSHARE ADVANTAGE TRUST OF CANADA, as Trustee

	Per:	/s/ Patricia Benjamin
Name: Patricia Benjamin
Title: Vice President, Client Service Manager I

	Per:	/s/ Francis Nixon
Name: Francis Nixon
Title: Manager, Corporate Trust

    [Signature Page – Release and Discharge Letter (AILP)]

ACKNOWLEDGED AND AGREED as of the date first written above.
ALTALINK INVESTMENTS, L.P., by its general partner, ALTALINK INVESTMENT MANAGEMENT LTD.
	Per:	/s/ Calvin D. Haack
Name: Calvin D. Haack
Title: President

	Per:	/s/ Jeffery B. Erb
Name: Jeffery B. Erb
Title: Vice President, Corporate Secretary

ALTALINK INVESTMENT MANAGEMENT LTD.
Per:	/s/ Calvin D. Haack
Name: Calvin D. Haack
Title: President

Per:	/s/ Jeffery B. Erb
Name: Jeffery B. Erb
Title: Vice President, Corporate Secretary
    [Signature Page – Release and Discharge Letter (AILP)]

Schedule A

ESCROW AGREEMENT
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Schedule B

WIRE DETAILS
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Schedule C

WIRE INSTRUCTIONS
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